Exhibit 99.1

For Immediate Release
Investor Contact: Dave Staples	Media Contact: Jeanne Norcross
Executive Vice President & CFO	Vice President Corporate Affairs
(616) 878-8793	(616) 878-2830

Spartan Stores Calls for the Redemption of $57.4 Million

Aggregate Principal Amount of Convertible Senior Notes

GRAND RAPIDS, Mich., January 4, 2013 – Spartan Stores, Inc., (NASDAQ:SPTN), today called for the redemption of the outstanding $57.4 million aggregate principal amount of 3.375% Senior Convertible Notes due 2027 (“Convertible Notes”) on March 1, 2013.

The Company plans to fund this redemption with available cash and borrowings under its revolving credit facility.

Convertible Notes called for redemption may be converted at any time before the close of business on February 28, 2013. The conversion rate is 28.296406 shares of common stock per $1,000 principal amount of Convertible Notes, an adjustment from the initial conversion rate of 28.0310 shares of common stock per $1,000 principal amount of Convertible Notes. The last sale price of common stock (NASDAQ: SPTN) reported on January 3, 2013 was $16.02 per share. Based on this reported last sale price, the Company anticipates that the holders of Convertible Notes will elect to receive the redemption price in cash rather than convert their Convertible Notes.

To convert their Convertible Notes, holders must satisfy all the requirements set forth in the indenture governing the Convertible Notes and in the Convertible Notes, including the following:

1.	A holder must complete and manually sign a conversion notice or facsimile of the conversion notice, which notice is irrevocable. A form of conversion notice is on the back of the Convertible Notes or may be obtained from the conversion agent.

2.	A holder must surrender the Convertible Notes to the conversion agent.

3.	A holder must furnish appropriate endorsement and transfer documents, if required by the conversion agent.

4.	A holder must pay all transfer or similar taxes.

5.	A holder must pay funds equal to interest payable on the next interest payment date, if required by Section 11.01(d) of the indenture governing the Convertible Notes.

If a person’s interest is a beneficial interest in Convertible Notes, to convert, the person must comply with requirements 3, 4 and 5 above and the depositary’s procedures for converting a beneficial interest.

The name and address of the conversion agent is:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle, Suite 1020

Chicago, Illinois 60602

Attn: Corporate Trust Administration

About Spartan Stores

Grand Rapids, Michigan-based Spartan Stores, Inc. (Nasdaq:SPTN) is the nation’s tenth largest grocery distributor with 1.4 million square feet of warehouse, distribution and office space located in Grand Rapids, Michigan. The Company distributes more than 40,000 private and national brand products to approximately 375 independent grocery locations in Michigan, Indiana and Ohio, and to 100 corporate owned stores located in Michigan, including Family Fare Supermarkets, Glen’s Markets, D&W Fresh Markets, VG’s Food and Pharmacy, and Valu Land.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as “plans,” “anticipates” and similar words and phrases. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially. There can be no assurance that the holders of Convertible Notes will elect to receive the redemption price in cash rather than convert their Convertible Notes. Additional information about the risk factors to which Spartan Stores is exposed and other factors that may adversely affect these forward-looking statements is contained in Spartan Stores’ reports and filings with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements as predictions of future results. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release.

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